Exhibit (c)(iii)

HOULIHAN LOKEY

Project Mountain

UPDATED PRESENTATION TO THE FINANCE AND STRATEGIC PLANNING COMMITTEE

SEPTEMBER 6, 2019 | CONFIDENTIAL – FINAL DRAFT

Table of Contents Page 1. Executive Summary and Selected Changes Since Prior Discussion 3 Materials 2. Financial Analyses 11 3. Selected Public Market Information 20 4. Appendices 27 Weighted Average Cost of Capital Calculations 28 Illustrative Summary of Selected Implied Premiums Paid Observations 35 Glossary of Selected Terms 37 5. Disclaimer 40 2 CONFIDENTIAL - FINAL DRAFTTable of Contents Page 1. Executive Summary and Selected Changes Since Prior Discussion 3 Materials 2. Financial Analyses 11 3. Selected Public Market Information 20 4. Appendices 27 Weighted Average Cost of Capital Calculations 28 Illustrative Summary of Selected Implied Premiums Paid Observations 35 Glossary of Selected Terms 37 5. Disclaimer 40 2 CONFIDENTIAL - FINAL DRAFT

Page 1. Executive Summary and Selected Changes Since Prior Discussion 3 Materials 2. Financial Analyses 11 3. Selected Public Market Information 20 4. Appendices 27 5. Disclaimer 40Page 1. Executive Summary and Selected Changes Since Prior Discussion 3 Materials 2. Financial Analyses 11 3. Selected Public Market Information 20 4. Appendices 27 5. Disclaimer 40

Selected Changes from August 23, 2019 Discussion Materials

- As of September 3, 2019, the closing price of Poconos' common stock traded up ~24.8% versus the closing price on August 20, 2019, resulting in increased public implied trading multiples despite no change to analyst estimates.

Selected Poconos Market Data Comparison

(dollars in actuals)	As of 8/20/19	As of 9/3/19	Change Δ	Change %
Closing Share Price	$13.70	$17.10	$3.40	24.8%
Selected VWAPs				
5-Day	$12.31	$16.23	$3.92	31.8%
10-Day	$12.13	$15.78	$3.65	30.1%
30-Day	$15.48	$14.75	($0.73)	-4.7%
60-Day	$18.96	$18.74	($0.22)	-1.2%
90-Day	$19.45	$19.30	($0.15)	-0.8%
Since Re-Listing	$19.26	$19.14	($0.12)	-0.6%
Implied Trading Multiples [1]				
LTM Ended 6/30/19 Adjusted EBITDA	2.5x	2.9x	0.5x	18.5%
CY 2019E Adjusted EBITDA	2.3x	2.7x	0.4x	18.5%
CY 2020E Adjusted EBITDA	2.1x	2.5x	0.4x	18.5%

- Since the preliminary financial analyses discussion materials dated August 23, 2019, the following updates have been made:
  - Stock prices and other publicly available financial information for the selected companies have been updated to market close as of September 3, 2019;
  - Per discussions with Poconos management, we understand that the Company has previously been in negotiations to potentially refinance its existing term loan facility. To reflect the potential impact of such a change, draft terms associated with such a facility and associated changes to the Company's capital structure have been incorporated into a newly-added discounted cash flow analysis approach termed "Discounted Cash Flow Analysis – Potential Refinancing." Projected unlevered cash flows were unaffected by this change; only weighted average cost of capital calculations were altered in the newly added case. We understand that the probability of such a refinancing taking place is low.
  - For the Selected Companies Analyses:
    - Selected LTM Ended 6/30/19 and CY 2019E Enterprise Value / Adjusted EBITDA multiple ranges remained unchanged at 3.25x – 4.25x and 3.00x – 4.00x, respectively.
    - The selected CY 2020E Enterprise Value / Adjusted EBITDA multiple range was increased by 0.25x from 2.00x – 2.75x to 2.25x – 3.00x in response to certain observed market multiple movements. As a result of this change, the associated implied per share reference range increased to $21.77 – $30.58 from $18.84 – $27.65 in the August 23, 2019 discussion materials, a change of $2.93 – $2.93 or approximately 15.6% – 10.6%
  - For the Discounted Cash Flow Analysis – Existing Capital Structure:
    - There were no changes to (i) the selected terminal multiple range of 2.25x – 2.75x or (ii) the selected discount rate range of 12.50% - 13.50%. The date to which future cash flows were discounted was changed from September 15, 2019 to September 6, 2019 to reflect revised timing of Houlihan Lokey's final analyses, resulting in an implied per share reference range of $24.45 – $30.15 versus $24.65 – $30.36 previously for a decrease of $0.20 – $0.21 or 0.8% – 0.7%.
- Additional selected changes from the August 23, 2019 discussion materials follow on subsequent pages.

1. Based on publicly available information, analyst estimates and market data as of applicable date.
Sources: Bloomberg, Capital IQ and public filings.

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HOULIHAN LOKEY | 4

Selected Changes from August 23, 2019 Discussion Materials

Stock Price Movements

- Since August 20, 2018, the date for which market data was incorporated in the prior discussion materials dated August 23, 2019, market performance has been largely flat but for (i) the Company's common stock price (up 24.8%) and (ii) selected Well Services companies (down 19.9%).
  - Strongly negative Well Services indexed price performance over the aforementioned August 20, 2019 to September 3, 2019 period was driven by declines across the peer set, the most prominent of which were Superior Energy Services (down 40.6%) and Key Energy Services, Inc. (down 22.3%).



130%
120%
110%
100%
90%
80%
70%
Indexed Prices
24.8%
0.2%
-3.5%
-4.0%
-19.9%
8/20/19
8/22/19
8/24/19
8/26/19
8/28/19
8/30/19
9/1/19
9/3/19
Poconos
Drilling Services [1]
Well Services [2]
S&P 500 Index
Oilfield Services Index (OSX)

Note: No company shown for comparative purposes is identical to Poconos.
1. Drilling Services includes Ensign Energy Services Inc.; Helmerich & Payne, Inc.; Independence Contract Drilling, Inc.; Nabors Industries Ltd.; Patterson-UTI Energy, Inc.; PHX Energy Services Corp.; and Precision Drilling Corporation.
2. Well Services includes Basic Energy Services, Inc.; Frank's International N.V.; Key Energy Services, Inc.; KLX Energy Services Holdings, Inc.; and Superior Energy Services.

Source: Capital IQ as of 9/3/19.

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HOULIHAN LOKEY | 5

Selected Changes from August 23, 2019 Discussion Materials

Enterprise Value / LTM Adjusted EBITDA Market Multiple Movements

- Despite disparate share price movements since August 20, 2019, median EV / LTM adjusted EBITDA multiples for all selected companies are effectively flat, increasing slightly by 0.1x to 4.5x as of September 3, 2019. Mean multiples remained unchanged at 4.3x.

Enterprise Value / LTM Adjusted EBITDA

Drilling Services

	8/20/19	9/3/19
Median	4.7x	4.7x
Mean	4.5x	4.5x

Well Services

	8/20/19	9/3/19
Median	3.7x	3.7x
Mean	3.9x	3.8x



8.0x
7.0x
6.0x
5.0x
4.0x
3.0x
2.0x
1.0x
0.0x
5.4x 5.4x
5.6x 5.2x
3.7x 3.6x
5.0x 4.7x
3.4x 3.4x
4.1x 4.3x
4.7x 4.7x
5.8x 5.6x
NMF NMF
NMF NMF
3.7x 3.7x
2.2x 2.0x
ESI
HP
ICD
NBR
PTEN
PHX
PD
BAS
FI
KEG
KLXE
SPN
Pricing As of 8/20/19
Pricing As of 9/3/19

Note: No company shown for comparative purposes is identical to Poconos. Refer to Glossary for full company names.
Source: Capital IQ.

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HOULIHAN LOKEY | 6

Selected Changes from August 23, 2019 Discussion Materials

Enterprise Value / CY 2019E Adjusted EBITDA Market Multiple Movements

- EV / CY 2019E Adjusted EBITDA multiples are minimally changed since August 20, 2019 in the aggregate, with both the median and mean multiple for all selected companies decreasing by 0.1x to 4.6x and 5.0x, respectively.

Enterprise Value / CY 2019E Adjusted EBITDA



Drilling Services
8/20/19
9/3/19
Median 4.7x 4.6x
Mean 4.5x 4.4x
Well Services
8/20/19
9/3/19
Median 3.8x 4.0x
Mean 6.1x 5.9x
Upward-revised CY 2019E adjusted EBITDA estimates resulted in a reduced observed FI trading multiple, despite a moderate common stock price decline of 7.9%
16.0x
14.0x
12.0x
10.0x
8.0x
6.0x
4.0x
2.0x
0.0x
ESI 4.9x 4.9x
HP 5.5x 5.2x
ICD 3.6x 3.6x
NBR 4.8x 4.6x
PTEN 4.0x 4.0x
PHX 3.8x 4.0x
PD 4.7x 4.9x
BAS 4.8x 4.7x
FI 14.1x 13.0x
KEG NMF NMF
KLXE 2.8x 3.4x
SPN 2.7x 2.4x
Pricing As of 8/20/19
Pricing As of 9/3/19

Note: No company shown for comparative purposes is identical to Poconos. Refer to Glossary for full company names.
Source: Capital IQ.

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HOULIHAN LOKEY 7

Selected Changes from August 23, 2019 Discussion Materials Enterprise Value / CY 2020E Adjusted EBITDA Market Multiple Movements ¡ Although certain selected companies saw movement in their EV / CY 2020E Adjusted EBITDA multiples, the median and mean multiple for all selected companies were largely flat, with the former down by 0.1x to 4.1x and the latter up by 0.2x to 4.8x. Enterprise Value / CY 2020E Adjusted EBITDA Drilling Services Well Services 14.0x 8/20/19 9/3/19 8/20/19 9/3/19 Median 4.3x 4.2x Median 3.4x 3.3x Mean 4.1x 4.2x Mean 5.4x 5.6x 12.0x 10.8x 10.0x 9.4x 9.2x KEG’s reduced CY 2020E adjusted EBITDA forecast 8.6x contributed to a meaningfully higher trading multiple despite 8.0x a material share price decline 6.0x 5.6x 5.3x 4.7x 4.6x 4.5x 4.4x 4.3x 4.2x 4.1x 4.1x 4.0x 3.6x 3.4x 3.4x 3.3x 3.2x 2.9x 2.5x 2.4x 2.2x 2.2x 2.0x 0.0x ESI HP ICD NBR PTEN PHX PD BAS FI KEG KLXE SPN Pricing As of 8/20/19 Pricing As of 9/3/19 Note: No company shown for comparative purposes is identical to Poconos. Refer to Glossary for full company names. Source: Capital IQ. 8 CONFIDENTIAL - FINAL DRAFTSelected Changes from August 23, 2019 Discussion Materials Enterprise Value / CY 2020E Adjusted EBITDA Market Multiple Movements ¡ Although certain selected companies saw movement in their EV / CY 2020E Adjusted EBITDA multiples, the median and mean multiple for all selected companies were largely flat, with the former down by 0.1x to 4.1x and the latter up by 0.2x to 4.8x. Enterprise Value / CY 2020E Adjusted EBITDA Drilling Services Well Services 14.0x 8/20/19 9/3/19 8/20/19 9/3/19 Median 4.3x 4.2x Median 3.4x 3.3x Mean 4.1x 4.2x Mean 5.4x 5.6x 12.0x 10.8x 10.0x 9.4x 9.2x KEG’s reduced CY 2020E adjusted EBITDA forecast 8.6x contributed to a meaningfully higher trading multiple despite 8.0x a material share price decline 6.0x 5.6x 5.3x 4.7x 4.6x 4.5x 4.4x 4.3x 4.2x 4.1x 4.1x 4.0x 3.6x 3.4x 3.4x 3.3x 3.2x 2.9x 2.5x 2.4x 2.2x 2.2x 2.0x 0.0x ESI HP ICD NBR PTEN PHX PD BAS FI KEG KLXE SPN Pricing As of 8/20/19 Pricing As of 9/3/19 Note: No company shown for comparative purposes is identical to Poconos. Refer to Glossary for full company names. Source: Capital IQ. 8 CONFIDENTIAL - FINAL DRAFT

Selected Changes from August 23, 2019 Discussion Materials

Weighted Average Cost of Capital Calculations

- The following market changes to the weighted average cost of capital computations and associated analyses have resulted since the prior discussion materials:
  - The computed WACC in the Discounted Cash Flow Analysis – Existing Capital Structure case remained at 13.0%, with an identical cost of capital range of 12.5% to 13.5% selected.
  - In the newly added Discounted Cash Flow Analysis – Potential Refinancing[1] case, a WACC of 12.3% was calculated, which represents the average of the computed weighted average cost of capital indications derived from the capital structures and implied yields resulting from the latest counterparty offer and Company management counteroffer terms. A Potential Refinancing cost of capital range of 11.75% to 12.75% was then selected.
    - In both cases, (i) the selected risk-free rate (the 20-year U.S. Treasury bond yield) decreased by 0.07% from 1.84% to 1.77%; (ii) the selected size premium of 2.46% remained unchanged; and (iii) the selected unlevered beta of 1.20 remained unchanged.

Change in Betas of Selected Companies

	Pricing As of 8/20/19		Pricing As of 9/3/19		Change Versus Prior Materials	
	Levered Beta [2]	Unlevered Beta [3]	Levered Beta [2]	Unlevered Beta [3]	Levered Beta [2]	Unlevered Beta [3]
Drilling Services						
Ensign Energy Services Inc.	1.55	0.41	1.55	0.42	(0.00)	0.01
Helmerich & Payne, Inc.	1.40	1.29	1.41	1.29	0.00	(0.00)
Independence Contract Drilling, Inc.	1.52	0.69	1.52	0.67	0.00	(0.02)
Nabors Industries Ltd. [4]	1.96	0.47	1.97	0.41	0.01	(0.06)
Patterson-UTI Energy, Inc.	1.65	1.10	1.65	1.10	0.00	0.01
PHX Energy Services Corp.	2.53	2.27	2.53	2.28	(0.00)	0.01
Precision Drilling Corporation [4]	2.69	0.85	2.69	0.84	(0.01)	(0.01)
25th Percentile	1.53	0.58	1.54	0.54	0.00	(0.04)
Median	1.65	0.85	1.65	0.84	0.00	(0.01)
Mean	1.90	1.01	1.90	1.00	0.00	(0.01)
75th Percentile	2.25	1.20	2.25	1.20	0.01	0.00
Well Services						
Basic Energy Services, Inc. [4]	2.14	0.31 *	2.14	0.28 *	0.01	(0.03)
Frank's International N.V.	1.47	1.47 *	1.46	1.46 *	(0.01)	(0.01)
Key Energy Services, Inc.	2.76	0.29 *	2.79	0.23 *	0.02	(0.06)
KLX Energy Services Holdings, Inc.	0.83	0.51 *	0.90	0.52 *	0.07	0.01
Superior Energy Services, Inc. [4]	2.28	0.23 *	2.29	0.15 *	0.00	(0.08)
25th Percentile	1.47	NA	1.46	NA	(0.01)	NA
Median	2.14	NA	2.14	NA	0.01	NA
Mean	1.90	NA	1.92	NA	0.02	NA
75th Percentile	2.28	NA	2.29	NA	0.00	NA
All Selected Companies						
25th Percentile	1.51	0.58	1.51	0.54	(0.00)	(0.04)
Median	1.81	0.85	1.81	0.84	0.01	(0.01)
Mean	1.90	1.01	1.91	1.00	0.01	(0.01)
75th Percentile	2.34	1.20	2.35	1.20	0.00	0.00

Limited changes in selected company betas were observed over the period August 20, 2019 to September 3, 2019

Note: No company used in this calculation for comparative purposes is identical to Poconos.

1. *Per discussions with Poconos management, we understand that the Company has previously been in negotiations to potentially refinance its existing term loan facility. We understand the probability of such a refinancing taking place is low.*
2. *Based on actual levered beta per Bloomberg 5-year weekly as of applicable date.*
3. *Unlevered Beta = Levered Beta/(1 + ((1 – tax rate) * Dd to Equity Market Value) + (Dnd to Equity Market Value) + (Pfd. Stock to Equity Market Value)).*
4. *Enterprise Value adjusted for market value of debt as of applicable date. Untraded debt or debt for which pricing information was unavailable was not adjusted.*

* *Excluded from summary statistics.*

Sources: Bloomberg and Capital IQ.

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HOULIHAN LOKEY | 9

Financial Analyses Summary

Poconos Implied Per Share Value Reference Range



(dollars in actuals)
Current Poconos Per Share Price[1]: $17.10
Post-Restructuring Poconos High Share Price[2]: $24.09
Selected Companies
Adjusted EBITDA
LTM Ended 6/30/19 3.25x – 4.25x
$19.33
$26.71
CY 2019E 3.00x – 4.00x
$19.94
$28.14
CY 2020E 2.25x – 3.00x
$21.77
$30.58
Metric Increased by 0.25x
Discounted Cash Flow ("DCF")
Terminal Multiple
Existing Capital Structure Terminal Multiple: 2.25x – 2.75x WACC: 12.50% – 13.50%
$24.45
$30.15
Potential Refinancing[3] Terminal Multiple: 2.25x – 2.75x WACC: 11.75% – 12.75%
$24.86
$30.66
Newly Added
$5.00
$10.00
$15.00
$20.00
$25.00
$30.00
$35.00
$40.00
$45.00

Note: No particular weight attributed to any analysis.

Note: Shares and dilutive securities per Poconos management and public filings. Includes (i) 15.0 million shares outstanding as of 6/30/19 and (ii) dilutive impact of 2.6 million warrants, to the extent in-the-money. Does not include dilutive impact of 0.4 million unvested options and 0.4 million unvested restricted stock units, per Poconos management.

1. Current Poconos per share price as of 9/3/19.

2. Post-restructuring intra-day high Poconos per share price observed on 5/9/19. As of 9/3/19.

3. Per discussions with Poconos management, we understand that the Company has previously been in negotiations to potentially refinance its existing term loan facility. We understand the probability of such a refinancing taking place is low.

Sources: Poconos projections per Poconos management, public filings and Capital IQ.

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HOULIHAN LOKEY | 10

Page 1. Executive Summary and Selected Changes Since Prior Discussion 3 Materials 2. Financial Analyses 11 3. Selected Public Market Information 20 4. Appendices 27 5. Disclaimer 40Page 1. Executive Summary and Selected Changes Since Prior Discussion 3 Materials 2. Financial Analyses 11 3. Selected Public Market Information 20 4. Appendices 27 5. Disclaimer 40

Financial Analyses Summary

(dollars in millions)

	Selected Companies Analysis LTM Ended 6/30/19 Adjusted EBITDA	Selected Companies Analysis CY 2019E Adjusted EBITDA	Selected Companies Analysis CY 2020E Adjusted EBITDA	Discounted Cash Flow Analysis Terminal Multiple 2.25x – 2.75x WACC - Existing Capital Structure	Discounted Cash Flow Analysis Terminal Multiple 2.25x – 2.75x WACC - Potential Refinancing [1]
Corresponding Base Amount	$111.0	$123.4	$176.7	12.50% – 13.50%	11.75% – 12.75%
Selected Multiples Range	3.25x – 4.25x	3.00x – 4.00x	2.25x – 3.00x		
Implied Enterprise Value Reference Range	$360.8 – $471.8	$370.1 – $493.4	$397.6 – $530.1	$437.8 – $523.7	$444.0 – $531.2
Cash and Cash Equivalents as of 6/30/19 [2]	141.1 – 141.1	141.1 – 141.1	141.1 – 141.1	141.1 – 141.1	141.1 – 141.1
Implied Total Enterprise Value Reference Range	$501.9 – $612.9	$511.2 – $634.5	$538.7 – $671.2	$579.0 – $664.8	$585.1 – $672.4
Total Debt as of 6/30/19	(211.1) – (211.1)	(211.1) – (211.1)	(211.1) – (211.1)	(211.1) – (211.1)	(211.1) – (211.1)
Implied Total Equity Value Reference Range	$290.8 – $401.8	$300.1 – $423.4	$327.6 – $460.1	$367.8 – $453.6	$374.0 – $461.2
Shares Outstanding [3]	15.0 – 15.0	15.0 – 15.0	15.0 – 15.0	15.0 – 15.0	15.0 – 15.0
Implied Per Share Value Reference Range	**$19.33 – $26.71**	**$19.94 – $28.14**	**$21.77 – $30.58**	**$24.45 – $30.15**	**$24.86 – $30.66**

Note: No particular weight was attributed to any analysis.

1. *Per discussions with Poconos management, we understand that the Company has previously been in negotiations to potentially refinance its existing term loan facility. We understand the probability of such a refinancing taking place is low.*
2. *Includes restricted cash balance of ~$2.0 million as of 6/30/19 returned to unrestricted cash and cash equivalents in August 2019 due to lower than expected payments for professional fees incurred in connection with corporate restructuring, per Poconos management.*
3. *Shares and dilutive securities per Poconos management and public filings. Includes (i) 15.0 million shares outstanding as of 6/30/19 and (ii) dilutive impact of 2.6 million warrants, to the extent in-the-money. Does not include dilutive impact of 0.4 million unvested options and 0.4 million unvested restricted stock units, per Poconos management.*

Sources: Poconos historical financials and projections per Poconos management and public filings.

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HOULIHAN LOKEY | 12

Selected Historical and Projected Financial Data

(dollars in millions)	Calendar Year Ended December 31,			LTM Ended	Calendar Year Ending December 31,			CAGR
	2016	2017	2018	6/30/2019	2019E	2020E	2021E	2018 to 2021E
International & Alaska Drilling	$287.3	$247.3	$213.4	$249.5	$272.4	$296.1	$336.9	
U.S. (Lower 48) Drilling	5.4	12.4	11.7	26.2	44.7	39.8	48.9	
International Rental Tools Services	62.6	60.9	79.2	85.0	95.4	107.0	114.7	
U.S. Rental Tools Services	71.6	121.9	176.5	205.2	199.4	230.6	245.0	
Total Revenue	**$427.0**	**$442.5**	**$480.8**	**$566.0**	**$611.8**	**$673.5**	**$745.6**	**15.7%**
Growth %		*3.6%*	*8.7%*		*27.2%*	*10.1%*	*10.7%*	
International & Alaska Drilling Operating Expenses	(222.8)	(206.6)	(199.3)	(227.2)	(240.9)	(234.7)	(263.9)	
U.S. (Lower 48) Drilling Operating Expenses	(19.7)	(19.5)	(19.7)	(28.2)	(40.6)	(35.2)	(39.6)	
International Rental Tools Services Operating Expenses	(69.7)	(66.6)	(75.3)	(78.6)	(83.8)	(89.6)	(92.8)	
U.S. Rental Tools Services Operating Expenses	(50.2)	(62.8)	(83.9)	(94.4)	(95.1)	(106.5)	(113.6)	
Total Operating Expenses	(362.5)	(355.5)	(378.1)	(428.5)	(460.4)	(466.0)	(509.8)	
Total Gross Profit	**$64.5**	**$87.0**	**$102.7**	**$137.5**	**$151.5**	**$207.5**	**$235.8**	**31.9%**
Margin %	*15.1%*	*19.7%*	*21.4%*	*24.3%*	*24.8%*	*30.8%*	*31.6%*	
Corporate General & Administrative Expenses	(34.3)	(25.7)	(24.5)	(26.5)	(28.1)	(30.8)	(32.0)	
Restructuring Charges [1]	0.0	0.0	(24.0)	(63.9)	(42.5)	0.0	0.0	
Other One-Time Items [2]	(1.6)	(4.8)	(52.4)	(103.4)	(51.1)	0.0	0.0	
EBITDA	**$28.5**	**$56.6**	**$1.7**	**($56.2)**	**$29.7**	**$176.7**	**$203.8**	**392.1%**
Margin %	*6.7%*	*12.8%*	*0.4%*	*-9.9%*	*4.9%*	*26.2%*	*27.3%*	
Growth %		*98.2%*	*-97.0%*		*NMF*	*NMF*	*15.3%*	
Total Adjustments [3]	1.6	4.8	76.5	167.2	93.6	0.0	0.0	
Adjusted EBITDA	**$30.2**	**$61.4**	**$78.2**	**$111.0**	**$123.4**	**$176.7**	**$203.8**	**37.6%**
Margin %	*7.1%*	*13.9%*	*16.3%*	*19.6%*	*20.2%*	*26.2%*	*27.3%*	
Growth %		*103.5%*	*27.4%*		*57.8%*	*43.3%*	*15.3%*	
Depreciation & Amortization	(139.8)	(122.4)	(107.5)	(97.4)	(87.5)	(90.0)	(102.3)	
Adjusted EBIT	**($109.6)**	**($61.0)**	**($29.4)**	**$13.7**	**$35.8**	**$86.7**	**$101.5**	**NMF**
Margin %	*-25.7%*	*-13.8%*	*-6.1%*	*2.4%*	*5.9%*	*12.9%*	*13.6%*	
Growth %		*-44.4%*	*-51.9%*		*NMF*	*142.1%*	*17.1%*	
Additional Financial Information								
Capital Expenditures	$29.0	$54.5	$70.6	$72.3	$91.8	$104.3	$109.5	
Net Working Capital [4]	$63.7	$72.6	$113.5	$81.0	$87.4	$125.4	$148.1	
Change in Net Working Capital		($8.9)	($40.9)		$26.1	($38.1)	($22.7)	

1. *Includes professional fees, backstop premium, fresh-start adjustments and other items associated with Poconos' restructuring, per Poconos management. Does not include separately disclosed reorganization items.*
2. *Reflects total adjustments other than restructuring charges separately disclosed above.*
3. *CY 2019 adjustments assume no additional adjustments incurred during remainder of CY. Total Adjustments:*

Asset Impairment	*($0.0)*	*$1.9*	*$50.7*	*$50.7*	*$0.0*	*$0.0*	*$0.0*
Loss (Gain) on Disposition of Assets	*1.6*	*2.9*	*1.7*	*1.3*	*(0.3)*	*0.0*	*0.0*
Restructuring Charges [1]	*0.0*	*0.0*	*24.0*	*63.9*	*42.5*	*0.0*	*0.0*
Reorganization Items [5]	*0.0*	*0.0*	*0.0*	*51.4*	*51.4*	*0.0*	*0.0*
Total Adjustments	***$1.6***	***$4.8***	***$76.5***	***$167.2***	***$93.6***	***$0.0***	***$0.0***

4. *Excludes restricted cash from computations, as applicable.*
5. *Consists of (i) gain on settlement of liabilities subject to compromise and (ii) fresh start revaluation gain, per Poconos management.*

Source: Poconos historical financials and projections per Poconos management.

CONFIDENTIAL - FINAL DRAFT

HOULIHAN LOKEY | 13

Selected Companies Analysis

(dollars in millions, except per share values)

	Share Price [2]	Equity Market Value [2,3]	Enterprise Value [2,3]	Enterprise Value [1] to Adjusted EBITDA LTM	CY 2019E [4]	CY 2020E [4]
Drilling Services						
Ensign Energy Services Inc.	$2.26	$362.9	$1,583.1	5.4x	4.9x	4.7x
Helmerich & Payne, Inc.	$36.36	4,023.9	4,135.0	5.2x	5.2x	5.3x
Independence Contract Drilling, Inc.	$1.03	79.3	199.2	3.6x	3.6x	2.9x
Nabors Industries Ltd. [5]	$1.67	618.2	3,777.6	4.7x	4.6x	4.2x
Patterson-UTI Energy, Inc.	$8.44	1,739.8	2,604.0	3.4x	4.0x	4.1x
PHX Energy Services Corp.	$2.00	121.8	133.4	4.3x	4.0x	3.6x
Precision Drilling Corporation [5]	$1.21	375.1	1,404.3	4.7x	4.9x	4.5x
Low				3.4x	3.6x	2.9x
High				5.4x	5.2x	5.3x
Median				4.7x	4.6x	4.2x
Mean				4.5x	4.4x	4.2x
Well Services						
Basic Energy Services, Inc. [5]	$1.32	$35.7	$244.4	5.6x	4.7x	3.3x
Frank's International N.V.	$4.22	962.7	792.7	*NMF*	13.0x	8.6x
Key Energy Services, Inc.	$1.01	21.4	233.8	*NMF*	*NMF*	10.8x
KLX Energy Services Holdings, Inc.	$9.78	255.0	404.9	3.7x	3.4x	3.2x
Superior Energy Services, Inc. [5]	$0.28	44.9	635.5	2.0x	2.4x	2.2x
Low				2.0x	2.4x	2.2x
High				5.6x	13.0x	10.8x
Median				3.7x	4.0x	3.3x
Mean				3.8x	5.9x	5.6x
All Selected Companies						
Low				2.0x	2.4x	2.2x
High				5.6x	13.0x	10.8x
Median				4.5x	4.6x	4.1x
Mean				4.3x	5.0x	4.8x
Poconos [6]	$17.10	$257.3	$327.3	2.9x	2.7x	2.5x

Note: No company used in this analysis for comparative purposes is identical to Poconos.
1. Enterprise Value equals equity market value + debt outstanding + preferred stock + minority interests – cash and cash equivalents.
2. Based on closing prices as of 9/3/19.
3. Based on diluted shares.
4. Multiples based on forward looking financial information may have been calendarized to Poconos' fiscal year end of December 31st.
5. Enterprise Value adjusted for market value of debt as of 9/3/19. Untraded debt or debt for which pricing information was unavailable was not adjusted.
6. Based on publicly available information, analyst estimates and market data as of 9/3/19.
Sources: Bloomberg, Capital IQ and public filings.

CONFIDENTIAL - FINAL DRAFT

HOULIHAN LOKEY | 14

Selected Benchmarking Data

LTM Total Revenue

(dollars in millions)



$3,132.6
$3,043.4
$2,846.3
$1,263.0
$1,201.3
$566.0
$264.2
$235.2
$2,015.9
$863.7
$607.1
$574.9
$566.0
$474.2
$1,375.3
$1,033.4
NBR
PTEN
HP
ESI
PD
Poconos
PHX
ICD
SPN
BAS
KLXE
FI
Poconos
KEG

CY 2019E Adjusted EBITDA to CY 2019E Revenue



28.7%
26.6%
25.8%
25.7%
25.1%
24.3%
20.2%
12.7%
20.2%
18.6%
15.1%
9.9%
6.9%
1.0%
21.5%
18.4%
HP
ICD
NBR
ESI
PTEN
PD
Poconos
PHX
Poconos
KLXE
SPN
FI
BAS
KEG
Drilling Services
Well Services
Median
Mean

Note: No company shown for comparative purposes is identical to Poconos. Refer to Glossary for full company names.
Sources: Capital IQ, Bloomberg, public filings, press releases and Poconos historical financials and projections per Poconos management.

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HOULIHAN LOKEY | 15

Selected Benchmarking Data (cont.)

CY 2019E to CY 2020E Adjusted EBITDA Growth



43.3%
22.2%
10.9%
10.3%
7.9%
5.3%
-1.1%
-2.5%
51.6%
43.3%
42.8%
11.2%
5.4%
NMF
14.9%
10.3%
Poconos
ICD
NBR
PHX
PD
ESI
HP
PTEN
FI
Poconos
BAS
SPN
KLXE
KEG

LTM Capital Expenditures to LTM Adjusted EBITDA



28.9%
43.6%
65.2%
65.6%
68.7%
71.3%
85.4%
114.4%
56.0%
65.2%
96.8%
162.1%
186.4%
430.4%
117.5%
70.0%
ESI
PD
Poconos
NBR
HP
PTEN
ICD
PHX
SPN
Poconos
KLXE
BAS
FI
KEG
Drilling Services
Well Services
Median
Mean

Note: No company shown for comparative purposes is identical to Poconos. Refer to Glossary for full company names.
Sources: Capital IQ, Bloomberg, public filings, press releases and Poconos historical financials and projections per Poconos management.

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HOULIHAN LOKEY | 16

Selected Benchmarking Data (cont.)

LTM International Revenue to LTM Total Revenue


55.9%
52.4%
44.5%
32.9%
29.5%
7.9%
0.3%
0.0%
55.9%
46.8%
17.9%
0.0%
0.0%
0.0%
19.4%
12.9%
Poconos
NBR
PD
ESI
PHX
HP
PTEN [1]
ICD
Poconos
FI
SPN
BAS
KEG
KLXE

International Drilling Rig Count to Total Rig Count


74.7%
65.5%
54.4%
50.4%
9.2%
2.4%
0.0%
NA
31.8%
29.8%
PD [1]
Poconos [2]
ESI
NBR [2]
HP
PTEN [1]
ICD
PHX
Drilling Services
Well Services
Median
Mean

Note: No company shown for comparative purposes is identical to Poconos. Refer to Glossary for full company names.
1. Displayed information is as of 12/31/18, which reflects the latest available detail.
2. International rig count includes rigs deployed in Alaska, per public filings.
Sources: Capital IQ, Bloomberg, public filings, press releases and Poconos historical financials per Poconos management.

CONFIDENTIAL - FINAL DRAFT
HOULIHAN LOKEY | 17

Discounted Cash Flow Analysis

Discounted Cash Flow Analysis – Existing Capital Structure

(dollars in millions)

	Projected Calendar Year Ending December 31, 2019E [1]	2020E	2021E	Terminal Value Assumptions
Total Revenue	$187.3	$673.5	$745.6	$745.6
Growth %	*15.6%*	*10.1%*	*10.7%*	
Total Operating Expenses	(142.0)	(466.0)	(509.8)	(509.8)
Corporate General & Administrative Expenses	(8.9)	(30.8)	(32.0)	(32.0)
Adjusted EBITDA	**$36.4**	**$176.7**	**$203.8**	**$203.8**
Margin %	*19.4%*	*26.2%*	*27.3%*	*27.3%*
Depreciation & Amortization	(26.6)	(90.0)	(102.3)	(109.5)
Adjusted EBIT	**$9.9**	**$86.7**	**$101.5**	**$94.3**
Taxes [2]	(4.6)	(9.8)	(11.9)	(21.2)
Unlevered Earnings	**$5.3**	**$77.0**	**$89.6**	**$73.1**
Depreciation & Amortization	26.6	90.0	102.3	109.5
Capital Expenditures	(32.6)	(104.3)	(109.5)	(109.5)
Change in Net Working Capital	(6.3)	(38.1)	(22.7)	(2.9)
Other Cash Flow Items [3]	10.3	15.9	11.1	0.0
Unlevered Free Cash Flows	**$3.2**	**$40.5**	**$70.9**	**$70.2**

Discount Rate	Implied Perpetual Growth Rate [4] 2.25x	2.50x	2.75x
12.50%	-3.2%	-1.8%	-0.7%
12.75%	-3.0%	-1.6%	-0.5%
13.00%	-2.8%	-1.4%	-0.3%
13.25%	-2.6%	-1.2%	-0.1%
13.50%	-2.4%	-1.0%	0.1%

Discount Rate	Present Value of Cash Flows (2019 - 2021)		PV of Terminal Value as a Multiple of 2021 Adjusted EBITDA 2.25x	2.50x	2.75x		Implied Enterprise Value 2.25x	2.50x	2.75x
12.50%	$97.1		$349.0	$387.8	$426.6		$446.1	$484.9	$523.7
12.75%	$96.8		$347.2	$385.8	$424.4		$444.0	$482.6	$521.2
13.00%	$96.5	+	$345.5	$383.8	$422.2	=	$441.9	$480.3	$518.7
13.25%	$96.2		$343.7	$381.9	$420.1		$439.9	$478.1	$516.2
13.50%	$95.9		$341.9	$379.9	$417.9		$437.8	$475.8	$513.8

Discount Rate	PV of Terminal Value as a % of Enterprise Value 2.25x	2.50x	2.75x
12.50%	78.2%	80.0%	81.5%
12.75%	78.2%	79.9%	81.4%
13.00%	78.2%	79.9%	81.4%
13.25%	78.1%	79.9%	81.4%
13.50%	78.1%	79.8%	81.3%

Note: Present values as of 9/6/19; mid-year convention applied. Refer to WACC calculation for derivation of discount rate.
1. Represents 3.8 months of projected quarterly financial information.
2. Projected taxes per Poconos management. Terminal year tax rate at 22.5%, per Poconos management.
3. Reflects portion of other minor operating cash flow items not attributable to change in net working capital, per Poconos management.
4. Implied from corresponding discount rate and 2021E Adjusted EBITDA multiple.
Source: Poconos projections per Poconos management.

CONFIDENTIAL - FINAL DRAFT
HOULIHAN LOKEY | 18

Discounted Cash Flow Analysis

Discounted Cash Flow Analysis – Potential Refinancing

(dollars in millions)

Newly Added

	Projected Calendar Year Ending December 31, 2019E [1]	2020E	2021E	Terminal Value Assumptions
Total Revenue	$187.3	$673.5	$745.6	$745.6
Growth %	*15.6%*	*10.1%*	*10.7%*	
Total Operating Expenses	(142.0)	(466.0)	(509.8)	(509.8)
Corporate General & Administrative Expenses	(8.9)	(30.8)	(32.0)	(32.0)
Adjusted EBITDA	**$36.4**	**$176.7**	**$203.8**	**$203.8**
Margin %	*19.4%*	*26.2%*	*27.3%*	*27.3%*
Depreciation & Amortization	(26.6)	(90.0)	(102.3)	(109.5)
Adjusted EBIT	**$9.9**	**$86.7**	**$101.5**	**$94.3**
Taxes [2]	(4.6)	(9.8)	(11.9)	(21.2)
Unlevered Earnings	**$5.3**	**$77.0**	**$89.6**	**$73.1**
Depreciation & Amortization	26.6	90.0	102.3	109.5
Capital Expenditures	(32.6)	(104.3)	(109.5)	(109.5)
Change in Net Working Capital	(6.3)	(38.1)	(22.7)	(2.9)
Other Cash Flow Items [3]	10.3	15.9	11.1	0.0
Unlevered Free Cash Flows	**$3.2**	**$40.5**	**$70.9**	**$70.2**

Discount Rate	Implied Perpetual Growth Rate [4] 2.25x	2.50x	2.75x
11.75%	-3.8%	-2.5%	-1.3%
12.00%	-3.6%	-2.2%	-1.1%
12.25%	-3.4%	-2.0%	-0.9%
12.50%	-3.2%	-1.8%	-0.7%
12.75%	-3.0%	-1.6%	-0.5%

Discount Rate	Present Value of Cash Flows (2019 - 2021)		PV of Terminal Value as a Multiple of 2021 Adjusted EBITDA 2.25x	2.50x	2.75x		Implied Enterprise Value 2.25x	2.50x	2.75x
11.75%	$98.0		$354.5	$393.9	$433.2		$452.5	$491.8	$531.2
12.00%	$97.7		$352.6	$391.8	$431.0		$450.3	$489.5	$528.7
12.25%	$97.4	+	$350.8	$389.8	$428.8	=	$448.2	$487.2	$526.2
12.50%	$97.1		$349.0	$387.8	$426.6		$446.1	$484.9	$523.7
12.75%	$96.8		$347.2	$385.8	$424.4		$444.0	$482.6	$521.2

Discount Rate	PV of Terminal Value as a % of Enterprise Value 2.25x	2.50x	2.75x
11.75%	78.3%	80.1%	81.6%
12.00%	78.3%	80.0%	81.5%
12.25%	78.3%	80.0%	81.5%
12.50%	78.2%	80.0%	81.5%
12.75%	78.2%	79.9%	81.4%

Note: Per discussions with Poconos management, we understand that the Company has previously been in negotiations to potentially refinance its existing term loan facility. We understand the probability of such a refinancing taking place is low.

Note: Present values as of 9/6/19; mid-year convention applied. Refer to WACC calculation for derivation of discount rate.

1. Represents 3.8 months of projected quarterly financial information.

2. Projected taxes per Poconos management. Terminal year tax rate at 22.5%, per Poconos management.

3. Reflects portion of other minor operating cash flow items not attributable to change in net working capital, per Poconos management.

4. Implied from corresponding discount rate and 2021E Adjusted EBITDA multiple.

Source: Poconos projections per Poconos management.

CONFIDENTIAL - FINAL DRAFT

HOULIHAN LOKEY | 19

Page 1. Executive Summary and Selected Changes Since Prior Discussion 3 Materials 2. Financial Analyses 11 3. Selected Public Market Information 20 4. Appendices 27 5. Disclaimer 40Page 1. Executive Summary and Selected Changes Since Prior Discussion 3 Materials 2. Financial Analyses 11 3. Selected Public Market Information 20 4. Appendices 27 5. Disclaimer 40

Trading Market Snapshot

Public Market Trading Overview

(shares outstanding and dollars in millions, except per share values and where otherwise noted)

Public Market Enterprise Value Derivation	
Closing Stock Price September 3, 2019	$17.10
Common Shares Outstanding [1]	15.0
Dilutive Shares [1] [2]	0.0
Fully Diluted Shares	15.0
Market Value of Equity	**$257.3**
Total Debt [1]	211.1
Cash and Cash Equivalents [1] [3]	(141.1)
Public Market Enterprise Value	**$327.3**

Selected Market Information as of September 3, 2019	
10-Day Average Trading Price [4]	$15.46
1-Month Average Trading Price [4]	$13.89
3-Month Average Trading Price [4]	$17.11
All-Time High Trading Price [5]	$24.09
All-Time Low Trading Price [5]	$10.67
90-Day Average Daily Trading Volume (in shares) [4]	55,375
% of Total Shares Outstanding	0.4%
90-Day Average Daily Trading Value [4]	$1.0
% of Market Value of Equity	0.4%
Number of Analysts Covering the Company [6]	1
Total Public Float [7] [8]	3.7
% of Total Shares Outstanding	24.7%

Implied Multiples	LTM (6/30/19) [7]	CY 2019E [9]	CY 2020E [9]
Enterprise Value / Revenue	0.6x	0.5x	0.5x
Enterprise Value / Adjusted EBITDA	2.9x	2.7x	2.5x

Historical VWAPs[10]

(dollars per share)

1-Day	3-Day	5-Day	10-Day	15-Day	20-Day	30-Day	60-Day	90-Day	3-Month	Since Re-Listing
$17.20	$16.94	$16.23	$15.78	$14.81	$14.15	$14.75	$18.74	$19.30	$18.76	$19.14

1. Per the Company's Form 10-Q for the period ended 6/30/19.
2. Includes ~15.0 million shares outstanding as of 8/1/19. Potentially dilutive securities, including unvested stock options, unvested RSUs and outstanding warrants, are not yet exercisable or are out-of-the-money.
3. Includes restricted cash balance of ~$2.0 million as of 6/30/19 returned to unrestricted cash and cash equivalents in August 2019 due to lower than expected payments for professional fees incurred in connection with corporate restructuring.
4. Per Capital IQ as of 9/3/19.
5. Reflects metric over applicable period subsequent to Poconos' corporate restructuring and re-listing on the New York Stock Exchange on 4/3/19.
6. Per Bloomberg as of 9/3/19. Excludes computerized analysts.
7. Per public filings and Company releases.
8. Excludes from public float shares held by consenting stakeholders equitized as part of corporate restructuring (Värde Partners, Inc.; Brigade Capital Management, LP; Highbridge Capital Management LLC; and Whitebox Advisors, LLC), directors, officers and other insiders.
9. Reflects Imperial Capital estimates as of 9/3/19.
10. VWAP based on cumulative trading activity over the designated number of trading days (based on intraday trading).

Sources: Public filings and Company releases, Capital IQ, Bloomberg and equity research.

CONFIDENTIAL - FINAL DRAFT
HOULIHAN LOKEY | 21

Stock Trading History

Selected Trading Prices Since Re-Listing

- Since the Company re-listed its shares on the New York Stock Exchange on April 3, 2019, its closing price per share has varied widely, ranging from $22.83 on May 15, 2019 to $11.33 on August 13, 2019.
- Recently, the Company's per share price has fallen significantly, reaching all-time lows subsequent to its emergence from restructuring. However, since mid-August the share price has rebounded materially to levels slightly below the average closing price since relisting of $18.11. As of September 3, 2019, the Company's closing price per common stock was $17.10 per share.



(dollars per share)
Closing Share Price
$25.00
$22.50
$20.00
$17.50
$15.00
$12.50
$10.00
Apr-19
May-19
Jun-19
Jul-19
Aug-19
Sep-19
$22.83
$18.11
$17.11
$17.10
$16.78
$13.89
$11.33
Poconos Closing Stock Price
One Week Avg. Closing Price
One-Month Avg. Closing Price
Three-Month Avg. Closing Price
Average Closing Price Since Re-Listing
Low Closing Price Since Re-Listing
High Closing Price Since Re-Listing

Source: Capital IQ as of 9/3/19.

CONFIDENTIAL - FINAL DRAFT

HOULIHAN LOKEY | 22

Relative Stock Performance

Relative Performance (Since April 3, 2019 Re-Listing)



Indexed Prices
160%
140%
120%
100%
80%
60%
40%
20%
Apr-19
May-19
Jun-19
Jul-19
Aug-19
Sep-19
10.3%
1.1%
-35.7%
-44.8%
-65.5%
Poconos
Drilling Services [1]
Well Services [2]
S&P 500 Index
Oilfield Services Index (OSX)

Relative Performance (Last Month)



Indexed Prices
140%
120%
100%
80%
60%
Aug-19
Aug-19
Aug-19
Aug-19
Aug-19
Aug-19
27.6%
2.2%
-10.4%
-16.8%
-32.8%
Poconos
Drilling Services [1]
Well Services [2]
S&P 500 Index
Oilfield Services Index (OSX)

Note: No company shown for comparative purposes is identical to Poconos.

1. *Drilling Services includes Ensign Energy Services Inc.; Helmerich & Payne, Inc.; Independence Contract Drilling, Inc.; Nabors Industries Ltd.; Patterson-UTI Energy, Inc.; PHX Energy Services Corp.; and Precision Drilling Corporation.*
2. *Well Services includes Basic Energy Services, Inc.; Frank's International N.V.; Key Energy Services, Inc.; KLX Energy Services Holdings, Inc.; and Superior Energy Services.*

Source: Capital IQ as of 9/3/19.

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HOULIHAN LOKEY | 23

Selected Historical Trading Activity Since Re-Listing Last Three Months Volume: 5.2 million Volume: 3.043 million 1 1 VWAP : $19.14 VWAP : $18.76 46.8% 39.6% 38.3% 31.9% 10.3% 7.9% 7.1% 4.2% 4.0% 3.4% 2.9% 2.3% 1.4% 0.0% $10.00- $12.00- $14.00- $16.00- $18.00- $20.00- $22.00- $10.00- $12.00- $14.00- $16.00- $18.00- $20.00- $22.00- $12.00 $14.00 $16.00 $18.00 $20.00 $22.00 $24.00 $12.00 $14.00 $16.00 $18.00 $20.00 $22.00 $24.00 Last Month Last Week Volume: 0.5 million Volume: 0.1 million 60.0% 1 1 VWAP : $14.11 VWAP : $16.23 46.9% 40.0% 24.8% 15.5% 12.9% 0.0% 0.0% 0.0% 0.0% 0.0% 0.0% 0.0% 0.0% 0.0% $10.00- $12.00- $14.00- $16.00- $18.00- $20.00- $22.00- $10.00- $12.00- $14.00- $16.00- $18.00- $20.00- $22.00- $24.00- $12.00 $14.00 $16.00 $18.00 $20.00 $22.00 $24.00 $12.00 $14.00 $16.00 $18.00 $20.00 $22.00 $24.00 $26.00 Note: VWAP in dollars. 1. Based on VWAP over specified period (last week, last month, last three months or since re-listing). Source: Bloomberg as of 9/3/19. 24 CONFIDENTIAL - FINAL DRAFTSelected Historical Trading Activity Since Re-Listing Last Three Months Volume: 5.2 million Volume: 3.043 million 1 1 VWAP : $19.14 VWAP : $18.76 46.8% 39.6% 38.3% 31.9% 10.3% 7.9% 7.1% 4.2% 4.0% 3.4% 2.9% 2.3% 1.4% 0.0% $10.00- $12.00- $14.00- $16.00- $18.00- $20.00- $22.00- $10.00- $12.00- $14.00- $16.00- $18.00- $20.00- $22.00- $12.00 $14.00 $16.00 $18.00 $20.00 $22.00 $24.00 $12.00 $14.00 $16.00 $18.00 $20.00 $22.00 $24.00 Last Month Last Week Volume: 0.5 million Volume: 0.1 million 60.0% 1 1 VWAP : $14.11 VWAP : $16.23 46.9% 40.0% 24.8% 15.5% 12.9% 0.0% 0.0% 0.0% 0.0% 0.0% 0.0% 0.0% 0.0% 0.0% $10.00- $12.00- $14.00- $16.00- $18.00- $20.00- $22.00- $10.00- $12.00- $14.00- $16.00- $18.00- $20.00- $22.00- $24.00- $12.00 $14.00 $16.00 $18.00 $20.00 $22.00 $24.00 $12.00 $14.00 $16.00 $18.00 $20.00 $22.00 $24.00 $26.00 Note: VWAP in dollars. 1. Based on VWAP over specified period (last week, last month, last three months or since re-listing). Source: Bloomberg as of 9/3/19. 24 CONFIDENTIAL - FINAL DRAFT

Selected Float and Trading Data

Average Daily Volume[1] / Public Float



4.3%
2.2%
1.4%
0.5%
0.5%
0.3%
0.1%
3.9%
3.5%
2.6%
1.0%
1.0%
1.2%
1.8%
1.5%
NBR
PTEN
HP
ICD
PD
ESI
PHX
KEG
BAS
SPN
KLXE
FI
Median
Mean
Poconos

Average Daily Traded Value[2]

(dollars in millions)



$68.8
$44.8
$34.1
$2.2
$1.0
$0.3
$0.1
$4.5
$4.1
$3.1
$0.9
$0.6
$2.6
$13.7
$1.0
HP
PTEN
NBR
PD
ESI
ICD
PHX
FI
SPN
KLXE
BAS
KEG
Median
Mean
Poconos
Drilling Services
Well Services
Summary Statistics

Note: Refer to Glossary for full company names.
1. Based on 90-day average trading volume as of 9/3/19.
2. Based on 90-day average trading value as of 9/3/19.
Sources: Capital IQ and public filings.

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Selected Equity Research Analyst Observations

- As of September 3, 2019, the Company is covered by a single designated equity research analyst, Imperial Capital's Jason Wangler. Imperial Capital currently has an Outperform rating and price target of $34.00 per share on Poconos common stock, implying a premium of ~98.8% versus the Company's closing share price of $17.10 as of September 3, 2019.
- Previously and until commencing Chapter 11 restructuring in December 2018, the Company was also covered by Macquarie Research.

Selected Post-Restructuring Imperial Capital Equity Research Commentary

Date of Report	Recommendation	Price Target	Share Price[1]	Comments
August 7, 2019	Outperform	$34.00	$12.37	"We are *maintaining our Outperform rating and one-year price target of $34.00* on [Poconos] shares following Q2 CY 2019 results…*The strong [reported] results allowed [the Company] to generate free cash flow during the period given a relatively low capex level.*" "*The [C]ompany was able to generate higher-than-expected EBITDA as margins expanded sequentially alongside flattish revenue that outperformed more domestically-focused peers*…The [C]ompany expects to see a significant reduction in revenues domestically, but due to offshore/ international strength, was able to reiterate CY 2019E adjusted EBITDA guidance of $120-130 million."
July 19, 2019	Outperform	$34.00	$19.37	"[The Company] emerged from restructuring at the end of Q1 CY 2019, so *Q2 CY 2019E should be a cleaner quarter and given company guidance is expected to generate significant growth for the [C]ompany.*" "The [C]ompany was able to reduce its debt significantly through the restructuring and has *ample cash on the books currently.*"
May 23, 2019	Outperform	$34.00	$19.34	"[The Company] laid out Q2 CY 2019E and full-year guidance on its earnings conference call on 5/8/19 that was ahead of our previous expectations. "The [C]ompany's 13.0% cost of debt on the Second Lien term loan (11.0% cash and 2.0% PIK) is significantly higher than peer companies with low debt levels, favorable metrics, and growth opportunities in place." "*Our one-year price target of $34 is based on the use of a 4.0x CY 2020E EV/adjusted EBITDA peer group multiple that is consistent with peers and above the sub-3.0x multiple where [the Company] currently trades.*"
May 9, 2019	Outperform	$25.00	$21.88	"*Q1 CY 2019 results show higher-than-expected revenue and adjusted EBITDA as [the Company] focuses on growing its Rental Tools segment, higher rig utilizations, and generating free cash flow in H2 CY 2019E.*" "[The Company] ended Q1 CY 2019 with $128 million in cash and $210 million in debt that provides ample liquidity for [the Company] to continue moving forward with its growth initiatives. *Additionally, if [the Company] is able to achieve its free cash flow aspirations in H2 2019E, we believe it could refinance the $210 million Second Lien Term Loan that carries a high interest rate of 11.0% cash and 2.0% PIK that would lower [the Company]'s borrowing costs significantly and drive incremental cash flows.*"

1. Reflects closing share price as of applicable report date.
Sources: Bloomberg and equity research research as of 9/3/19.

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Page 1. Executive Summary and Selected Changes Since Prior Discussion 3 Materials 2. Financial Analyses 11 3. Selected Public Market Information 20 4. Appendices 27 Weighted Average Cost of Capital Calculations 28 Illustrative Summary of Selected Implied Premiums Paid Observations 35 Glossary of Selected Terms 37 5. Disclaimer 40Page 1. Executive Summary and Selected Changes Since Prior Discussion 3 Materials 2. Financial Analyses 11 3. Selected Public Market Information 20 4. Appendices 27 Weighted Average Cost of Capital Calculations 28 Illustrative Summary of Selected Implied Premiums Paid Observations 35 Glossary of Selected Terms 37 5. Disclaimer 40

Page 1. Executive Summary and Selected Changes Since Prior Discussion 3 Materials 2. Financial Analyses 11 3. Selected Public Market Information 20 4. Appendices 27 Weighted Average Cost of Capital Calculations 28 Illustrative Summary of Selected Implied Premiums Paid Observations 35 Glossary of Selected Terms 37 5. Disclaimer 40Page 1. Executive Summary and Selected Changes Since Prior Discussion 3 Materials 2. Financial Analyses 11 3. Selected Public Market Information 20 4. Appendices 27 Weighted Average Cost of Capital Calculations 28 Illustrative Summary of Selected Implied Premiums Paid Observations 35 Glossary of Selected Terms 37 5. Disclaimer 40

Weighted Average Cost of Capital Calculations

	Total Debt to Total Cap [1][2]	Dd to Total Cap [1][3]	Dnd to Total Cap [1][4]	Total Debt to Equity Market Value [2][5]	Dd to Equity Market Value [3][5]	Dnd to Equity Market Value [4][5]	Pfd. Stock to Total Cap [1][6]	Equity Market Value to Total Cap [1][5]	Pfd. Stock to Equity Market Value [5][6]
Drilling Services									
Ensign Energy Services Inc.	77.4%	72.0%	5.4%	343.4%	319.3%	24.1%	0.0%	22.6%	0.0%
Helmerich & Payne, Inc.	10.9%	10.9%	0.0%	12.2%	12.2%	0.0%	0.0%	89.1%	0.0%
Independence Contract Drilling, Inc.	62.2%	62.2%	0.0%	164.4%	164.4%	0.0%	0.0%	37.8%	0.0%
Nabors Industries Ltd. [7]	83.2%	83.2%	0.0%	496.0%	496.0%	0.0%	0.0%	16.8%	0.0%
Patterson-UTI Energy, Inc.	39.2%	39.2%	0.0%	64.4%	64.4%	0.0%	0.0%	60.8%	0.0%
PHX Energy Services Corp.	12.3%	12.3%	0.0%	14.1%	14.1%	0.0%	0.0%	87.7%	0.0%
Precision Drilling Corporation [7]	74.4%	74.4%	0.0%	290.5%	290.5%	0.0%	0.0%	25.6%	0.0%
25th Percentile	25.7%	25.7%	0.0%	39.2%	39.2%	0.0%	0.0%	24.1%	0.0%
Median	62.2%	62.2%	0.0%	164.4%	164.4%	0.0%	0.0%	37.8%	0.0%
Mean	51.4%	50.6%	0.8%	197.8%	194.4%	3.4%	0.0%	48.6%	0.0%
75th Percentile	75.9%	73.2%	0.0%	316.9%	304.9%	0.0%	0.0%	74.3%	0.0%
Well Services									
Basic Energy Services, Inc. [7]	88.0%	42.2%	45.9%	735.5%	352.2%	383.2%	0.0%	12.0%	0.0%
Frank's International N.V.	0.2%	0.2%	0.0%	0.2%	0.2%	0.0%	0.0%	99.8%	0.0%
Key Energy Services, Inc.	91.9%	8.0%	83.8%	1132.0%	99.0%	1033.0%	0.0%	8.1%	0.0%
KLX Energy Services Holdings, Inc.	48.7%	48.7%	0.0%	95.0%	95.0%	0.0%	0.0%	51.3%	0.0%
Superior Energy Services, Inc. [7]	94.8%	94.8%	0.0%	1837.3%	1837.3%	0.0%	0.0%	5.2%	0.0%
25th Percentile	48.7%	8.0%	0.0%	95.0%	95.0%	0.0%	0.0%	8.1%	0.0%
Median	88.0%	42.2%	0.0%	735.5%	99.0%	0.0%	0.0%	12.0%	0.0%
Mean	64.7%	38.8%	25.9%	760.0%	476.7%	283.3%	0.0%	35.3%	0.0%
75th Percentile	91.9%	48.7%	45.9%	1132.0%	352.2%	383.2%	0.0%	51.3%	0.0%
All Selected Companies									
25th Percentile	32.4%	12.0%	0.0%	51.8%	51.8%	0.0%	0.0%	15.6%	0.0%
Median	68.3%	45.4%	0.0%	227.4%	131.7%	0.0%	0.0%	31.7%	0.0%
Mean	56.9%	45.7%	11.3%	432.1%	312.0%	120.0%	0.0%	43.1%	0.0%
75th Percentile	84.4%	72.6%	1.4%	555.9%	327.5%	6.0%	0.0%	67.6%	0.0%
Poconos [8]	45.1%	45.1%	0.0%	82.1%	82.1%	0.0%	0.0%	54.9%	0.0%

Note: No company used in this calculation for comparative purposes is identical to Poconos.
1. *Total Cap refers to total capitalization, which equals Equity Market Value + Total Debt + Pfd. Stock.*
2. *Total Debt refers to total debt amount based on most recent public filings as of 9/3/19.*
3. *Dd refers to Implied Tax-Deductible Debt, which equals the lesser of (a) 30% of Adjusted Taxable Income/Cost of Debt, or (b) Total Debt. LTM Adjusted EBITDA, based on most recent public filings as of 9/3/19, is assumed to be a valid proxy for Adjusted Taxable Income for the selected companies.*
4. *Dnd refers to Implied Non-Tax-Deductible Debt, which equals Total Debt minus Dd.*
5. *Equity Market Value based on closing price on 9/3/19 and on diluted shares as of 9/3/19.*
6. *Pfd. Stock refers to preferred stock, which is the amount as stated in most recent public filings as of 9/3/19.*
7. *Enterprise Value adjusted for market value of debt as of 9/3/19. Untraded debt or debt for which pricing information was unavailable was not adjusted.*
8. *Based on publicly available information and market data as of 9/3/19.*

Sources: Bloomberg and Capital IQ.

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Weighted Average Cost of Capital Calculations (cont.)

	Levered Beta [1]	Unlevered Beta [2]	Equity Risk Premium [3]	Size Premium [4]	Cost of Equity [5]	Cost of Debt [6]	Cost of Pfd. Stock [7]	WACC
Drilling Services								
Ensign Energy Services Inc.	1.55	0.42	6.00%	2.46%	13.5%	7.6%	NA	7.7%
Helmerich & Payne, Inc.	1.41	1.29	6.00%	1.28%	11.5%	4.7%	NA	10.6%
Independence Contract Drilling, Inc.	1.52	0.67	6.00%	5.22%	16.1%	9.6%	NA	10.7%
Nabors Industries Ltd. [8]	1.97	0.41	6.00%	2.46%	16.1%	4.5%	6.0%	5.6%
Patterson-UTI Energy, Inc.	1.65	1.10	6.00%	1.58%	13.3%	4.3%	NA	9.4%
PHX Energy Services Corp.	2.53	2.28	6.00%	5.22%	22.2%	NA	NA	NA
Precision Drilling Corporation [8]	2.69	0.84	6.00%	2.46%	20.3%	6.7%	NA	9.1%
25th Percentile	1.54	0.54			13.4%	4.5%	6.0%	8.1%
Median	1.65	0.84			16.1%	5.7%	6.0%	9.2%
Mean	1.90	1.00			16.1%	6.2%	6.0%	8.9%
75th Percentile	2.25	1.20			18.2%	7.4%	6.0%	10.3%
Well Services								
Basic Energy Services, Inc. [8]	2.14	0.28 *	6.00%	5.22%	19.9%	10.4%	NA	10.5%
Frank's International N.V.	1.46	1.46 *	6.00%	1.80%	12.3%	3.9%	NA	12.3%
Key Energy Services, Inc.	2.79	0.23 *	6.00%	5.22%	23.7%	12.4%	NA	13.1%
KLX Energy Services Holdings, Inc.	0.90	0.52 *	6.00%	5.22%	12.4%	11.5%	NA	10.7%
Superior Energy Services, Inc. [8]	2.29	0.15 *	6.00%	5.22%	20.7%	7.4%	NA	6.5%
25th Percentile	1.46	NA			12.4%	7.4%	NA	10.5%
Median	2.14	NA			19.9%	10.4%	NA	10.7%
Mean	1.92	NA			17.8%	9.1%	NA	10.6%
75th Percentile	2.29	NA			20.7%	11.5%	NA	12.3%
All Selected Companies								
25th Percentile	1.51	0.54			13.1%	4.6%	6.0%	8.4%
Median	1.81	0.84			16.1%	7.4%	6.0%	10.5%
Mean	1.91	1.00			16.8%	7.5%	6.0%	9.7%
75th Percentile	2.35	1.20			20.4%	10.0%	6.0%	10.7%
Poconos [9]	*NMF*	*NMF*	6.00%	5.22%	*NMF*	13.0%	NA	*NMF*

Note: No company used in this calculation for comparative purposes is identical to Poconos.
1. Based on actual levered beta per Bloomberg 5-year weekly as of 9/3/19.
*2. Unlevered Beta = Levered Beta/(1 + ((1 – tax rate) * Dd to Equity Market Value) + (Dnd to Equity Market Value) + (Pfd. Stock to Equity Market Value)).*
3. Based on review of studies measuring the historical returns between stocks and bonds, theoretical models such as supply-side and demand-side models and other materials.
4. Duff & Phelps Cost of Capital Navigator ("Navigator").
*5. Cost of Equity = Risk-Free Rate of Return + (Levered Beta * Equity Risk Premium) + Size Premium. Risk-Free Rate of Return as of 9/3/19, based on 20-year U.S. Treasury Bond Yield.*
6. Based on selected company weighted average interest rate per most recent public filings as of 9/3/19.
7. Based on selected company weighted average preferred dividend per most recent public filings 9/3/19.
8. Enterprise Value adjusted for market value of debt as of 9/3/19. Untraded debt or debt for which pricing information was unavailable was not adjusted.
9. Based on publicly available information and market data as of 9/3/19.
** Excluded from low, high, median and mean data.*
Sources: Bloomberg and Capital IQ.

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Weighted Average Cost of Capital Calculations (cont.)

Existing Capital Structure

(dollars in millions)

Market Assumptions	
Risk-Free Rate of Return [1]	1.77%
Equity Risk Premium [2]	6.00%
Size Premium [3]	2.46%
Tax Rate [4]	22.50%

Capital Structure Assumptions	
Poconos Adjusted Taxable Income [5]	$111.0
Poconos Total Debt [6]	$211.1
Poconos Dd [7]	$211.1
Poconos Dnd [8]	$0.0
Total Debt to Total Capitalization [9]	37.5%
Dd to Total Capitalization [10]	37.5%
Dnd to Total Capitalization [10]	0.0%
Total Debt to Equity Market Value	59.9%
Dd to Equity Market Value [10]	59.9%
Dnd to Equity Market Value [10]	0.0%
Preferred Stock to Total Capitalization [9]	0.0%
Equity Market Value to Total Capitalization [9]	62.5%
Preferred Stock to Equity Market Value	0.0%
Cost of Debt [11]	13.0%
Cost of Preferred Stock [11]	NA

Cost of Equity for Computed WACC	
Selected Unlevered Beta [12]	1.20
Computed Levered Beta [13]	1.75
Cost of Equity [14]	14.7%

Computed Weighted Average Cost of Capital	13.0%

Selected Weighted Average Cost of Capital Range	**12.5%**	–	**13.5%**

1. Risk-Free Rate of Return as of 9/3/19, based on 20-year U.S. Treasury Bond Yield.
2. Based on a review of studies measuring the historical returns between stocks and bonds, theoretical models such as supply side and demand side models and other materials.
3. Navigator.
4. Forward tax rate, per Poconos management.
5. Poconos LTM Adjusted EBITDA is assumed to be a valid proxy for Poconos Adjusted Taxable Income.
6. Poconos Total Debt refers to total debt amount of Poconos as of 9/3/19.
7. Poconos Dd refers to Implied Tax-Deductible Debt of Poconos, which equals the lesser of (a) 30% of Poconos Adjusted Taxable Income/Cost of Debt, or (b) Poconos Total Debt. Based on Capital Structure Assumptions.
8. Poconos Dnd refers to Implied Non-Tax-Deductible Debt of Poconos, which equals Poconos Total Debt minus Poconos Dd.
9. Based on capital structure resulting from Poconos' (i) actual Total Debt as of 9/3/19 and (ii) average of implied total equity value midpoints resulting from Selected Companies Analysis valuation approaches. No preferred stock outstanding.
10. Based on Poconos' Dd and Dnd and the Capital Structure Assumptions regarding Total Debt to Total Capitalization and Equity Market Value to Total Capitalization.
11. Based on Poconos' actual cost of debt and cost of preferred stock as of 9/3/19.
12. Based on review and selection of 75th percentile of selected companies' unlevered betas listed on Weighted Average Cost of Capital Calculation (cont.) page.
13. Computed Levered Beta = Selected Unlevered Beta * (1 + ((1 – Tax Rate) * Dd to Equity Market Value) + (Dnd to Equity Market Value) + (Preferred Stock to Equity Market Value)). Based on Market and Capital Structure Assumptions.
14. Cost of Equity = Risk-Free Rate of Return + (Computed Levered Beta * Equity Risk Premium) + Size Premium. Based on Market Assumptions.

Sources: Bloomberg, Capital IQ and Poconos management.

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Weighted Average Cost of Capital Calculations (cont.)

Potential Refinancing – Counterparty Offer

(dollars in millions)

Newly Added

Market Assumptions	
Risk-Free Rate of Return [1]	1.77%
Equity Risk Premium [2]	6.00%
Size Premium [3]	2.46%
Tax Rate [4]	22.50%

Capital Structure Assumptions	
Poconos Adjusted Taxable Income [5]	$111.0
Poconos Total Debt [6]	$165.0
Poconos Dd [7]	$165.0
Poconos Dnd [8]	$0.0
Total Debt to Total Capitalization [9]	32.1%
Dd to Total Capitalization [10]	32.1%
Dnd to Total Capitalization [10]	0.0%
Total Debt to Equity Market Value	47.4%
Dd to Equity Market Value [10]	47.4%
Dnd to Equity Market Value [10]	0.0%
Preferred Stock to Total Capitalization [9]	0.0%
Equity Market Value to Total Capitalization [9]	67.9%
Preferred Stock to Equity Market Value	0.0%
Cost of Debt [11]	12.2%
Cost of Preferred Stock [11]	NA

Cost of Equity for Computed WACC	
Selected Unlevered Beta [12]	1.20
Computed Levered Beta [13]	1.64
Cost of Equity [14]	14.0%

Computed Weighted Average Cost of Capital - Counterparty Offer	12.6%

Note: Per discussions with Poconos management, we understand that the Company has previously been in negotiations to potentially refinance its existing term loan facility. We understand the probability of such a refinancing taking place is low.

1. *Risk-Free Rate of Return as of 9/3/19, based on 20-year U.S. Treasury Bond Yield.*
2. *Based on a review of studies measuring the historical returns between stocks and bonds, theoretical models such as supply side and demand side models and other materials.*
3. *Navigator.*
4. *Forward tax rate, per Poconos management.*
5. *Poconos LTM Adjusted EBITDA is assumed to be a valid proxy for Poconos Adjusted Taxable Income.*
6. *Poconos Total Debt refers to total debt amount of Poconos as of 9/3/19, adjusted for forecasted net reduction in debt balance of $46.1 million associated with counterparty offer.*
7. *Poconos Dd refers to Implied Tax-Deductible Debt of Poconos, which equals the lesser of (a) 30% of Poconos Adjusted Taxable Income/Cost of Debt, or (b) Poconos Total Debt. Based on Capital Structure Assumptions.*
8. *Poconos Dnd refers to Implied Non-Tax-Deductible Debt of Poconos, which equals Poconos Total Debt minus Poconos Dd.*
9. *Based on capital structure resulting from Poconos' (i) actual Total Debt as of 9/3/19, adjusted for forecasted reduction in debt balance of $46.1 million associated with counterparty offer and (ii) average of implied total equity value midpoints resulting from Selected Companies Analysis valuation approaches, adjusted for forecasted net reduction in cash and cash equivalents of $4.2 million. No preferred stock outstanding.*
10. *Based on Poconos' Dd and Dnd and the Capital Structure Assumptions regarding Total Debt to Total Capitalization and Equity Market Value to Total Capitalization.*
11. *Based on Poconos' implied cost of debt resulting from counterparty offer and cost of preferred stock as of 9/3/19. Implied cost of debt represents yield to maturity given (i) facility size of $165.0 million, (ii) 5-year maturity, (iii) 3.0% OID, (iv) quarterly amortization of 1.0%, (v) quarterly coupon of Libor + 8.75% (subject to 2.0% floor) and (vi) retirement of existing term loan facility at 102.0%.*
12. *Based on review and selection of 75th percentile of selected companies' unlevered betas listed on Weighted Average Cost of Capital Calculation (cont.) page.*
13. *Computed Levered Beta = Selected Unlevered Beta * (1 + ((1 – Tax Rate) * Dd to Equity Market Value) + (Dnd to Equity Market Value) + (Preferred Stock to Equity Market Value)). Based on Market and Capital Structure Assumptions.*
14. *Cost of Equity = Risk-Free Rate of Return + (Computed Levered Beta * Equity Risk Premium) + Size Premium. Based on Market Assumptions.*

Sources: Bloomberg, Capital IQ and Poconos management.

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HOULIHAN LOKEY | 32

Weighted Average Cost of Capital Calculations (cont.)

Potential Refinancing – Company Management Counter

(dollars in millions)

Newly Added

Market Assumptions	
Risk-Free Rate of Return [1]	1.77%
Equity Risk Premium [2]	6.00%
Size Premium [3]	2.46%
Tax Rate [4]	22.50%

Capital Structure Assumptions	
Poconos Adjusted Taxable Income [5]	$111.0
Poconos Total Debt [6]	$180.0
Poconos Dd [7]	$180.0
Poconos Dnd [8]	$0.0
Total Debt to Total Capitalization [9]	33.8%
Dd to Total Capitalization [10]	33.8%
Dnd to Total Capitalization [10]	0.0%
Total Debt to Equity Market Value	51.1%
Dd to Equity Market Value [10]	51.1%
Dnd to Equity Market Value [10]	0.0%
Preferred Stock to Total Capitalization [9]	0.0%
Equity Market Value to Total Capitalization [9]	66.2%
Preferred Stock to Equity Market Value	0.0%
Cost of Debt [11]	9.9%
Cost of Preferred Stock [11]	NA

Cost of Equity for Computed WACC	
Selected Unlevered Beta [12]	1.20
Computed Levered Beta [13]	1.67
Cost of Equity [14]	14.2%

Computed Weighted Average Cost of Capital - Company Management Counteroffer	12.0%

Note: Per discussions with Poconos management, we understand that the Company has previously been in negotiations to potentially refinance its existing term loan facility. We understand the probability of such a refinancing taking place is low.

1. *Risk-Free Rate of Return as of 9/3/19, based on 20-year U.S. Treasury Bond Yield.*
2. *Based on a review of studies measuring the historical returns between stocks and bonds, theoretical models such as supply side and demand side models and other materials.*
3. *Navigator.*
4. *Forward tax rate, per Poconos management.*
5. *Poconos LTM Adjusted EBITDA is assumed to be a valid proxy for Poconos Adjusted Taxable Income.*
6. *Poconos Total Debt refers to total debt amount of Poconos as of 9/3/19, adjusted for forecasted reduction in debt balance of $31.1 million associated with Company management counteroffer.*
7. *Poconos Dd refers to Implied Tax-Deductible Debt of Poconos, which equals the lesser of (a) 30% of Poconos Adjusted Taxable Income/Cost of Debt, or (b) Poconos Total Debt. Based on Capital Structure Assumptions.*
8. *Poconos Dnd refers to Implied Non-Tax-Deductible Debt of Poconos, which equals Poconos Total Debt minus Poconos Dd.*
9. *Based on capital structure resulting from Poconos' (i) actual Total Debt as of 9/3/19, adjusted for forecasted reduction in debt balance of $31.1 million associated with Company management counteroffer and (ii) average of implied total equity value midpoints resulting from Selected Companies Analysis valuation approaches. No preferred stock outstanding.*
10. *Based on Poconos' Dd and Dnd and the Capital Structure Assumptions regarding Total Debt to Total Capitalization and Equity Market Value to Total Capitalization.*
11. *Based on Poconos' implied cost of debt resulting from Company management counteroffer and cost of preferred stock as of 9/3/19. Implied cost of debt represents yield to maturity given (i) facility size of $180.0 million, (ii) 5-year maturity, (iii) 1.0% OID, (iv) quarterly amortization of 1.0%, (v) quarterly coupon of Libor + 7.25% (subject to 2.0% floor) and (vi) retirement of existing term loan facility at par.*
12. *Based on review and selection of 75th percentile of selected companies' unlevered betas listed on Weighted Average Cost of Capital Calculation (cont.) page.*
13. *Computed Levered Beta = Selected Unlevered Beta * (1 + ((1 – Tax Rate) * Dd to Equity Market Value) + (Dnd to Equity Market Value) + (Preferred Stock to Equity Market Value)). Based on Market and Capital Structure Assumptions.*
14. *Cost of Equity = Risk-Free Rate of Return + (Computed Levered Beta * Equity Risk Premium) + Size Premium. Based on Market Assumptions.*

Sources: Bloomberg, Capital IQ and Poconos management.

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HOULIHAN LOKEY | 33

Weighted Average Cost of Capital Calculations (cont.)

Potential Refinancing – Concluded Selected Weighted Average Cost of Capital

Newly Added

Computed Weighted Average Cost of Capital - Counterparty Offer		12.6%	
Computed Weighted Average Cost of Capital - Company Management Counteroffer		12.0%	
Average Computed Weighted Average Cost of Capital - Potential Refinancing		12.3%	
Selected Weighted Average Cost of Capital Range - Potential Refinancing	**11.75%**	**--**	**12.75%**

Note: Per discussions with Poconos management, we understand that the Company has previously been in negotiations to potentially refinance its existing term loan facility. We understand the probability of such a refinancing taking place is low.
Note: See immediately preceding pages for derivations of computed weighted average cost of capital figures.
Sources: Bloomberg, Capital IQ and Poconos management.

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HOULIHAN LOKEY | 34

Page 1. Executive Summary and Selected Changes Since Prior Discussion 3 Materials 2. Financial Analyses 11 3. Selected Public Market Information 20 4. Appendices 27 Weighted Average Cost of Capital Calculations 28 Illustrative Summary of Selected Implied Premiums Paid Observations 35 Glossary of Selected Terms 37 5. Disclaimer 40Page 1. Executive Summary and Selected Changes Since Prior Discussion 3 Materials 2. Financial Analyses 11 3. Selected Public Market Information 20 4. Appendices 27 Weighted Average Cost of Capital Calculations 28 Illustrative Summary of Selected Implied Premiums Paid Observations 35 Glossary of Selected Terms 37 5. Disclaimer 40

Summary of Selected Implied Premiums Paid Observations

Based on reviewed transactions, median implied premiums paid range from 15.2% to 32.2% depending on transaction characteristics while mean implied premiums among reviewed transactions are somewhat higher, ranging from 29.7% to 62.9%



80.0%
70.0%
60.0%
50.0%
40.0%
30.0%
20.0%
10.0%
0.0%
High: 287.1%
High: 6,900.0%
High: 89.8%
High: 287.1%
42.0%
15.2%
62.9%
26.2%
29.7%
17.7%
45.3%
32.2%
Oil and Gas Extraction Transactions [1]
All Domestic and International Transactions [1]
Selected Transactions [2]
Selected Public OFS Transactions [2]
Mean
Median

1. Based on twelve-month lookback of applicable unaffected implied premiums, per Mergerstat Q1 2019 Control Premium Study.
2. Based on one-day implied premiums, per Capital IQ and public filings.

Sources: Mergerstat, Capital IQ and public filings.

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HOULIHAN LOKEY 36

Page 1. Executive Summary and Selected Changes Since Prior Discussion 3 Materials 2. Financial Analyses 11 3. Selected Public Market Information 20 4. Appendices 27 Weighted Average Cost of Capital Calculations 28 Illustrative Summary of Selected Implied Premiums Paid Observations 35 Glossary of Selected Terms 37 5. Disclaimer 40Page 1. Executive Summary and Selected Changes Since Prior Discussion 3 Materials 2. Financial Analyses 11 3. Selected Public Market Information 20 4. Appendices 27 Weighted Average Cost of Capital Calculations 28 Illustrative Summary of Selected Implied Premiums Paid Observations 35 Glossary of Selected Terms 37 5. Disclaimer 40

Glossary of Selected Terms

Definition	Description
Adjusted EBITDA	Adjusted EBITDA refers to Earnings Before Interest, Taxes, Depreciation and Amortization, adjusted for certain non-recurring items
Adjusted EBIT	Adjusted EBIT refers to Earnings Before Interest and Taxes, adjusted for certain non-recurring items
BAS	Basic Energy Services, Inc.
CAGR	Compound Annual Growth Rate
CapEx	Capital Expenditures
CY	Calendar Year
E	Estimated
EBITDA	Earnings Before Interest, Taxes, Depreciation and Amortization
ESI	Ensign Energy Services Inc.
EV	Enterprise Value
FI	Frank's International N.V.
HP	Helmerich & Payne, Inc.
ICD	Independence Contract Drilling, Inc.
KEG	Key Energy Services, Inc.
KLXE	KLX Energy Services Holdings, Inc.
LTM	The most recently completed 12-month period for which financial information has been made public, other than for Poconos, in which case LTM refers to Latest 12 Months
NA	Not available

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HOULIHAN LOKEY | 38

Glossary of Selected Terms (cont.)

Definition	Description
NBR	Nabors Industries Ltd.
NMF	Not meaningful figure
OID	Original Issue Discount
PD	Precision Drilling Corporation
PHX	PHX Energy Services Corp.
PTEN	Patterson-UTI Energy, Inc.
PV	Present Value
SPN	Superior Energy Services, Inc.
VWAP	Volume-Weighted Average Price
WACC	Weighted Average Cost of Capital

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HOULIHAN LOKEY | 39

Page 1. Executive Summary and Selected Changes Since Prior Discussion 3 Materials 2. Financial Analyses 11 3. Selected Public Market Information 20 4. Appendices 27 5. Disclaimer 40Page 1. Executive Summary and Selected Changes Since Prior Discussion 3 Materials 2. Financial Analyses 11 3. Selected Public Market Information 20 4. Appendices 27 5. Disclaimer 40

Disclaimer § This presentation, and any supplemental information (written or oral) or other documents provided in connection therewith (collectively, the “materials”), are provided solely for the information of the Finance and Strategic Planning Committee (the “Committee”) of the Board of Directors (the “Board”) of Poconos (the “Company”) by Houlihan Lokey in connection with the Committee’s consideration of a series of potential transactions (the “Stock Splits”) involving the Company. This presentation is incomplete without reference to, and should be considered in conjunction with, any supplemental information provided by and discussions with Houlihan Lokey in connection therewith. Any defined terms used herein shall have the meanings set forth herein, even if such defined terms have been given different meanings elsewhere in the materials. § The materials are for discussion purposes only. Houlihan Lokey expressly disclaims any and all liability, whether direct or indirect, in contract or tort or otherwise, to any person in connection with the materials. The materials were prepared for specific persons familiar with the business and affairs of the Company for use in a specific context and were not prepared with a view to public disclosure or to conform with any disclosure standards under any state, federal or international securities laws or other laws, rules or regulations, and none of the Committee, the Company or Houlihan Lokey takes any responsibility for the use of the materials by persons other than the Committee. The materials are provided on a confidential basis solely for the information of the Committee and may not be disclosed, summarized, reproduced, disseminated or quoted or otherwise referred to, in whole or in part, without Houlihan Lokey’s express prior written consent. § Notwithstanding any other provision herein, the Company (and each employee, representative or other agent of the Company) may disclose to any and all persons without limitation of any kind, the tax treatment and tax structure of any transaction and all materials of any kind (including opinions or other tax analyses, if any) that are provided to the Company relating to such tax treatment and structure. However, any information relating to the tax treatment and tax structure shall remain confidential (and the foregoing sentence shall not apply) to the extent necessary to enable any person to comply with securities laws. For this purpose, the tax treatment of a transaction is the purported or claimed U.S. income or franchise tax treatment of the transaction and the tax structure of a transaction is any fact that may be relevant to understanding the purported or claimed U.S. income or franchise tax treatment of the transaction. If the Company plans to disclose information pursuant to the first sentence of this paragraph, the Company shall inform those to whom it discloses any such information that they may not rely upon such information for any purpose without Houlihan Lokey’s prior written consent. Houlihan Lokey is not an expert on, and nothing contained in the materials should be construed as advice with regard to, legal, accounting, regulatory, insurance, tax or other specialist matters. Houlihan Lokey’s role in reviewing any information was limited solely to performing such a review as it deemed necessary to support its own advice and analysis and was not on behalf of the Committee. § The materials necessarily are based on financial, economic, market and other conditions as in effect on, and the information available to Houlihan Lokey as of, the date of the materials. Although subsequent developments may affect the contents of the materials, Houlihan Lokey has not undertaken, and is under no obligation, to update, revise or reaffirm the materials. The materials are not intended to provide the sole basis for evaluation of the Stock Splits and do not purport to contain all information that may be required. The materials do not address the underlying business decision of the Company, the Board, the Committee or any other party to proceed with or effect the Stock Splits, or the relative merits of the Stock Splits as compared to any alternative business strategies or transactions that might be available for the Company or any other party. The materials do not constitute any opinion, nor do the materials constitute a recommendation to the Committee, the Board, the Company, any security holder of the Company or any other party as to how to vote or act with respect to any matter relating to the Stock Splits or otherwise or whether to buy or sell any assets or securities of any company. Houlihan Lokey’s only opinion is the opinion, if any, that is actually delivered to the Committee. In preparing the materials Houlihan Lokey has acted as an independent contractor and nothing in the materials is intended to create or shall be construed as creating a fiduciary or other relationship between Houlihan Lokey and any party. The materials may not reflect information known to other professionals in other business areas of Houlihan Lokey and its affiliates. § The preparation of the materials was a complex process involving quantitative and qualitative judgments and determinations with respect to the financial, comparative and other analytic methods employed and the adaption and application of these methods to the unique facts and circumstances presented and, therefore, is not readily susceptible to partial analysis or summary description. Furthermore, Houlihan Lokey did not attribute any particular weight to any analysis or factor considered by it, but rather made qualitative judgments as to the significance and relevance of each analysis and factor. Each analytical technique has inherent strengths and weaknesses, and the nature of the available information may further affect the value of particular techniques. Accordingly, the analyses contained in the materials must be considered as a whole. Selecting portions of the analyses, analytic methods and factors without considering all analyses and factors could create a misleading or incomplete view. The materials reflect judgments and assumptions with regard to industry performance, general business, economic, regulatory, market and financial conditions and other matters, many of which are beyond the control of the participants in the Stock Splits. Any estimates of value contained in the materials are not necessarily indicative of actual value or predictive of future results or values, which may be significantly more or less favorable. Any analyses relating to the value of assets, businesses or securities do not purport to be appraisals or to reflect the prices at which any assets, businesses or securities may actually be sold. The materials do not constitute a valuation opinion or credit rating. The materials do not address the fairness of any portion or aspect of the Stock Splits to any party. In preparing the materials, Houlihan Lokey has not conducted any physical inspection or independent appraisal or evaluation of any of the assets, properties or liabilities (contingent or otherwise) of the Company or any other party and has no obligation to evaluate the solvency of the Company or any other party under any law. 41 CONFIDENTIAL - FINAL DRAFTDisclaimer § This presentation, and any supplemental information (written or oral) or other documents provided in connection therewith (collectively, the “materials”), are provided solely for the information of the Finance and Strategic Planning Committee (the “Committee”) of the Board of Directors (the “Board”) of Poconos (the “Company”) by Houlihan Lokey in connection with the Committee’s consideration of a series of potential transactions (the “Stock Splits”) involving the Company. This presentation is incomplete without reference to, and should be considered in conjunction with, any supplemental information provided by and discussions with Houlihan Lokey in connection therewith. Any defined terms used herein shall have the meanings set forth herein, even if such defined terms have been given different meanings elsewhere in the materials. § The materials are for discussion purposes only. Houlihan Lokey expressly disclaims any and all liability, whether direct or indirect, in contract or tort or otherwise, to any person in connection with the materials. The materials were prepared for specific persons familiar with the business and affairs of the Company for use in a specific context and were not prepared with a view to public disclosure or to conform with any disclosure standards under any state, federal or international securities laws or other laws, rules or regulations, and none of the Committee, the Company or Houlihan Lokey takes any responsibility for the use of the materials by persons other than the Committee. The materials are provided on a confidential basis solely for the information of the Committee and may not be disclosed, summarized, reproduced, disseminated or quoted or otherwise referred to, in whole or in part, without Houlihan Lokey’s express prior written consent. § Notwithstanding any other provision herein, the Company (and each employee, representative or other agent of the Company) may disclose to any and all persons without limitation of any kind, the tax treatment and tax structure of any transaction and all materials of any kind (including opinions or other tax analyses, if any) that are provided to the Company relating to such tax treatment and structure. However, any information relating to the tax treatment and tax structure shall remain confidential (and the foregoing sentence shall not apply) to the extent necessary to enable any person to comply with securities laws. For this purpose, the tax treatment of a transaction is the purported or claimed U.S. income or franchise tax treatment of the transaction and the tax structure of a transaction is any fact that may be relevant to understanding the purported or claimed U.S. income or franchise tax treatment of the transaction. If the Company plans to disclose information pursuant to the first sentence of this paragraph, the Company shall inform those to whom it discloses any such information that they may not rely upon such information for any purpose without Houlihan Lokey’s prior written consent. Houlihan Lokey is not an expert on, and nothing contained in the materials should be construed as advice with regard to, legal, accounting, regulatory, insurance, tax or other specialist matters. Houlihan Lokey’s role in reviewing any information was limited solely to performing such a review as it deemed necessary to support its own advice and analysis and was not on behalf of the Committee. § The materials necessarily are based on financial, economic, market and other conditions as in effect on, and the information available to Houlihan Lokey as of, the date of the materials. Although subsequent developments may affect the contents of the materials, Houlihan Lokey has not undertaken, and is under no obligation, to update, revise or reaffirm the materials. The materials are not intended to provide the sole basis for evaluation of the Stock Splits and do not purport to contain all information that may be required. The materials do not address the underlying business decision of the Company, the Board, the Committee or any other party to proceed with or effect the Stock Splits, or the relative merits of the Stock Splits as compared to any alternative business strategies or transactions that might be available for the Company or any other party. The materials do not constitute any opinion, nor do the materials constitute a recommendation to the Committee, the Board, the Company, any security holder of the Company or any other party as to how to vote or act with respect to any matter relating to the Stock Splits or otherwise or whether to buy or sell any assets or securities of any company. Houlihan Lokey’s only opinion is the opinion, if any, that is actually delivered to the Committee. In preparing the materials Houlihan Lokey has acted as an independent contractor and nothing in the materials is intended to create or shall be construed as creating a fiduciary or other relationship between Houlihan Lokey and any party. The materials may not reflect information known to other professionals in other business areas of Houlihan Lokey and its affiliates. § The preparation of the materials was a complex process involving quantitative and qualitative judgments and determinations with respect to the financial, comparative and other analytic methods employed and the adaption and application of these methods to the unique facts and circumstances presented and, therefore, is not readily susceptible to partial analysis or summary description. Furthermore, Houlihan Lokey did not attribute any particular weight to any analysis or factor considered by it, but rather made qualitative judgments as to the significance and relevance of each analysis and factor. Each analytical technique has inherent strengths and weaknesses, and the nature of the available information may further affect the value of particular techniques. Accordingly, the analyses contained in the materials must be considered as a whole. Selecting portions of the analyses, analytic methods and factors without considering all analyses and factors could create a misleading or incomplete view. The materials reflect judgments and assumptions with regard to industry performance, general business, economic, regulatory, market and financial conditions and other matters, many of which are beyond the control of the participants in the Stock Splits. Any estimates of value contained in the materials are not necessarily indicative of actual value or predictive of future results or values, which may be significantly more or less favorable. Any analyses relating to the value of assets, businesses or securities do not purport to be appraisals or to reflect the prices at which any assets, businesses or securities may actually be sold. The materials do not constitute a valuation opinion or credit rating. The materials do not address the fairness of any portion or aspect of the Stock Splits to any party. In preparing the materials, Houlihan Lokey has not conducted any physical inspection or independent appraisal or evaluation of any of the assets, properties or liabilities (contingent or otherwise) of the Company or any other party and has no obligation to evaluate the solvency of the Company or any other party under any law. 41 CONFIDENTIAL - FINAL DRAFT

Disclaimer (cont.) § All budgets, projections, estimates, financial analyses, reports and other information with respect to operations (including estimates of potential cost savings and expenses) reflected in the materials have been prepared by management of the relevant party or are derived from such budgets, projections, estimates, financial analyses, reports and other information or from other sources, which involve numerous and significant subjective determinations made by management of the relevant party and/or which such management has reviewed and found reasonable. The budgets, projections and estimates (including, without limitation, estimates of potential cost savings and synergies) contained in the materials may or may not be achieved and differences between projected results and those actually achieved may be material. Houlihan Lokey has relied upon representations made by management of the Company that such budgets, projections and estimates have been reasonably prepared in good faith on bases reflecting the best currently available estimates and judgments of such management (or, with respect to information obtained from public sources, represent reasonable estimates), and Houlihan Lokey expresses no opinion with respect to such budgets, projections or estimates or the assumptions on which they are based. The scope of the financial analysis contained herein is based on discussions with the Company (including, without limitation, regarding the methodologies to be utilized), and Houlihan Lokey does not make any representation, express or implied, as to the sufficiency or adequacy of such financial analysis or the scope thereof for any particular purpose. § Houlihan Lokey has assumed and relied upon the accuracy and completeness of the financial and other information provided to, discussed with or reviewed by it without (and without assuming responsibility for) independent verification of such information, makes no representation or warranty (express or implied) in respect of the accuracy or completeness of such information and has further relied upon the assurances of the Company that it is not aware of any facts or circumstances that would make such information inaccurate or misleading. In addition, Houlihan Lokey has relied upon and assumed, without independent verification, that there has been no change in the business, assets, liabilities, financial condition, results of operations, cash flows or prospects of the Company or any other participant in the Stock Splits since the respective dates of the most recent financial statements and other information, financial or otherwise, provided to, discussed with or reviewed by Houlihan Lokey that would be material to its analyses, and that the final forms of any draft documents reviewed by Houlihan Lokey will not differ in any material respect from such draft documents. § The materials are not an offer to sell or a solicitation of an indication of interest to purchase any security, option, commodity, future, loan or currency. The materials do not constitute a commitment by Houlihan Lokey or any of its affiliates to underwrite, subscribe for or place any securities, to extend or arrange credit, or to provide any other services. In the ordinary course of business, certain of Houlihan Lokey’s affiliates and employees, as well as investment funds in which they may have financial interests or with which they may co-invest, may acquire, hold or sell, long or short positions, or trade or otherwise effect transactions, in debt, equity, and other securities and financial instruments (including loans and other obligations) of, or investments in, the Company, any Stock Splits counterparty, any other Stock Splits participant, any other financially interested party with respect to any transaction, other entities or parties that are mentioned in the materials, or any of the foregoing entities’ or parties’ respective affiliates, subsidiaries, investment funds, portfolio companies and representatives (collectively, the “Interested Parties”), or any currency or commodity that may be involved in the Stock Splits. Houlihan Lokey provides mergers and acquisitions, restructuring and other advisory and consulting services to clients, which may have in the past included, or may currently or in the future include, one or more Interested Parties, for which services Houlihan Lokey has received, and may receive, compensation. Although Houlihan Lokey in the course of such activities and relationships or otherwise may have acquired, or may in the future acquire, information about one or more Interested Parties or the Stock Splits, or that otherwise may be of interest to the Board, the Committee, or the Company, Houlihan Lokey shall have no obligation to, and may not be contractually permitted to, disclose such information, or the fact that Houlihan Lokey is in possession of such information, to the Board, the Committee, or the Company or to use such information on behalf of the Board, the Committee, or the Company. Houlihan Lokey’s personnel may make statements or provide advice that is contrary to information contained in the materials. 42 CONFIDENTIAL - FINAL DRAFTDisclaimer (cont.) § All budgets, projections, estimates, financial analyses, reports and other information with respect to operations (including estimates of potential cost savings and expenses) reflected in the materials have been prepared by management of the relevant party or are derived from such budgets, projections, estimates, financial analyses, reports and other information or from other sources, which involve numerous and significant subjective determinations made by management of the relevant party and/or which such management has reviewed and found reasonable. The budgets, projections and estimates (including, without limitation, estimates of potential cost savings and synergies) contained in the materials may or may not be achieved and differences between projected results and those actually achieved may be material. Houlihan Lokey has relied upon representations made by management of the Company that such budgets, projections and estimates have been reasonably prepared in good faith on bases reflecting the best currently available estimates and judgments of such management (or, with respect to information obtained from public sources, represent reasonable estimates), and Houlihan Lokey expresses no opinion with respect to such budgets, projections or estimates or the assumptions on which they are based. The scope of the financial analysis contained herein is based on discussions with the Company (including, without limitation, regarding the methodologies to be utilized), and Houlihan Lokey does not make any representation, express or implied, as to the sufficiency or adequacy of such financial analysis or the scope thereof for any particular purpose. § Houlihan Lokey has assumed and relied upon the accuracy and completeness of the financial and other information provided to, discussed with or reviewed by it without (and without assuming responsibility for) independent verification of such information, makes no representation or warranty (express or implied) in respect of the accuracy or completeness of such information and has further relied upon the assurances of the Company that it is not aware of any facts or circumstances that would make such information inaccurate or misleading. In addition, Houlihan Lokey has relied upon and assumed, without independent verification, that there has been no change in the business, assets, liabilities, financial condition, results of operations, cash flows or prospects of the Company or any other participant in the Stock Splits since the respective dates of the most recent financial statements and other information, financial or otherwise, provided to, discussed with or reviewed by Houlihan Lokey that would be material to its analyses, and that the final forms of any draft documents reviewed by Houlihan Lokey will not differ in any material respect from such draft documents. § The materials are not an offer to sell or a solicitation of an indication of interest to purchase any security, option, commodity, future, loan or currency. The materials do not constitute a commitment by Houlihan Lokey or any of its affiliates to underwrite, subscribe for or place any securities, to extend or arrange credit, or to provide any other services. In the ordinary course of business, certain of Houlihan Lokey’s affiliates and employees, as well as investment funds in which they may have financial interests or with which they may co-invest, may acquire, hold or sell, long or short positions, or trade or otherwise effect transactions, in debt, equity, and other securities and financial instruments (including loans and other obligations) of, or investments in, the Company, any Stock Splits counterparty, any other Stock Splits participant, any other financially interested party with respect to any transaction, other entities or parties that are mentioned in the materials, or any of the foregoing entities’ or parties’ respective affiliates, subsidiaries, investment funds, portfolio companies and representatives (collectively, the “Interested Parties”), or any currency or commodity that may be involved in the Stock Splits. Houlihan Lokey provides mergers and acquisitions, restructuring and other advisory and consulting services to clients, which may have in the past included, or may currently or in the future include, one or more Interested Parties, for which services Houlihan Lokey has received, and may receive, compensation. Although Houlihan Lokey in the course of such activities and relationships or otherwise may have acquired, or may in the future acquire, information about one or more Interested Parties or the Stock Splits, or that otherwise may be of interest to the Board, the Committee, or the Company, Houlihan Lokey shall have no obligation to, and may not be contractually permitted to, disclose such information, or the fact that Houlihan Lokey is in possession of such information, to the Board, the Committee, or the Company or to use such information on behalf of the Board, the Committee, or the Company. Houlihan Lokey’s personnel may make statements or provide advice that is contrary to information contained in the materials. 42 CONFIDENTIAL - FINAL DRAFT

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